UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 5, 2010

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in charter)

Florida	001-15046	88-0404114

(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

S10 Huangcheng Road (N)
Longkou, Shandong Province, China 265701

(Address Of Principal Executive Offices) (Zip Code)

011 (86 535) 8951 567
(Registrant’s Telephone Number, Including Area Code)

__________________________________
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 8, 2010, New Dragon Asia Corp. (the “Company”), issued a press release, attached to this Current Report on Form 8–K as Exhibit 99.1, reporting that the Company received a letter on October 5, 2010 from NYSE Amex LLC (“AMEX”) indicating that it failed to satisfy certain of AMEX's continued listing standards. Specifically, Section 1003(f)(v) of the NYSE Amex Company Guide provides that AMEX may delist a security when it sells for a substantial period of time at a low price per share, if the issuer shall fail to effect a reverse split of such shares within a reasonable time after being notified that AMEX deems such action to be appropriate under all the circumstances.

The Company is in the process of announcing the date of an upcoming Annual Meeting of Shareholders at which its board will present a resolution for approval by its shareholders seeking to effect a 1 for 100 reverse split of its outstanding Class A Common Stock.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1 Press release dated October 8, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

By:	/s/ Ling Wang
Name: Ling Wang
Title: Chief Financial Officer

Dated: October 12, 2010